Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Second Quarter Results

•	Company delivered second quarter 2018 earnings per diluted share of $1.20 compared to earnings per diluted share of $1.03 in the second quarter of 2017

•	Company raises full year 2018 earnings per diluted share guidance to $3.02 to $3.20 from the previous range of $2.92 to $3.12

•	eCommerce sales increased 12% during the second quarter

•	Repurchased $74 million of common stock during the quarter

PITTSBURGH, August 29, 2018 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the second quarter ended August 4, 2018.

Second Quarter Results

The Company reported consolidated net income for the second quarter ended August 4, 2018 of $119.4 million, or $1.20 per diluted share. The Company reported consolidated net income for the second quarter ended July 29, 2017 of $112.4 million, or $1.03 per diluted share, and non-GAAP consolidated net income of $104.8 million, or $0.96 per diluted share, which is detailed in a table later in the release under the heading "GAAP to non-GAAP Reconciliations."

Net sales for the second quarter of 2018 increased 1.0% to approximately $2.18 billion. Adjusted for the calendar shift due to the 53rd week in 2017, which we believe is the best view of the business, consolidated same store sales decreased 4.0% on a 13-week to 13-week comparable basis. Based on an unshifted calendar, consolidated same store sales for the second quarter decreased 1.9%. Second quarter 2017 consolidated same store sales increased 0.1%.

“As we continue to focus on driving profitable sales, we are very pleased with our strong gross margin improvement. An improved product cycle, fewer promotions, and a favorable product mix contributed to the overall strength in our merchandise margin,” said Edward W. Stack, Chairman and Chief Executive Officer.

Mr. Stack continued, "We delivered double digit growth in eCommerce, private brands, and athletic apparel excluding Under Armour, however, as expected, sales were impacted by the strategic decisions we made regarding the slow growth, low margin hunt and electronics businesses, which accounted for nearly half of our comp decline. In addition, we experienced continued significant declines in Under Armour sales as a result of their decision to expand distribution. We are very confident our sales trajectory will improve next year as these headwinds are expected to subside."

“We have made great progress in executing our strategic framework, particularly in delivering productivity improvements, which are leading to real savings that are being reinvested in long-term growth initiatives such as eCommerce and Team Sports HQ,” said Lauren R. Hobart, President of DICK’S Sporting Goods. “Additionally, we continue to develop a leading omni-channel experience for athletes through improvements in our in-store and online experiences.”

Omni-channel Development

Adjusted for the calendar shift due to the 53rd week in 2017, eCommerce sales for the second quarter of 2018 increased 12%. eCommerce penetration for the second quarter of 2018 was approximately 11% of total net sales, compared to approximately 9% during the second quarter of 2017.

In the second quarter, the Company opened five new DICK'S Sporting Goods stores. As of August 4, 2018, the Company operated 729 DICK'S Sporting Goods stores in 47 states, with approximately 38.7 million square feet, 94 Golf Galaxy stores in 32 states, with approximately 2.0 million square feet, and 35 Field & Stream stores in 16 states, with approximately 1.7 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended the second quarter of 2018 with approximately $124 million in cash and cash equivalents and approximately $108 million in outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company continued to invest in omni-channel growth, while returning over $381 million to shareholders through share repurchases and quarterly dividends.

Total inventory decreased 6.4% at the end of the second quarter of 2018 as compared to the end of the second quarter of 2017.

Year-to-Date Results

The Company reported consolidated net income for the 26 weeks ended August 4, 2018 of $179.5 million, or $1.78 per diluted share. For the 26 weeks ended July 29, 2017, the Company reported consolidated net income of $170.6 million, or $1.55 per diluted share, and non-GAAP consolidated net income of $165.1 million, or $1.50 per diluted share, which is detailed in a table later in the release under the heading "GAAP to non-GAAP Reconciliations."

Net sales for the 26 weeks ended August 4, 2018 increased 2.6% to approximately $4.09 billion. Adjusted for the calendar shift due to the 53rd week in 2017, which we believe is the best view of the business, consolidated same store sales decreased 3.3% on a 26-week to 26-week comparable basis. Based on an unshifted calendar, consolidated same store sales for the 26 weeks ended August 4, 2018 decreased 1.4%. We delivered double digit growth in eCommerce, private brands, and athletic apparel excluding Under Armour. As expected, consolidated same store sales were impacted by our strategic decisions regarding the slow growth, low margin hunt and electronics businesses, which accounted for more than half of our comp decline. In addition, we experienced continued significant declines in Under Armour sales as a result of their decision to expand distribution. Consolidated same store sales for the 26 weeks ended July 29, 2017 increased 1.1%.

Capital Allocation

On August 24, 2018, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.225 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on September 28, 2018 to stockholders of record at the close of business on September 14, 2018.

During the second quarter of 2018, the Company repurchased approximately 2.2 million shares of its common stock at an average cost of $33.27 per share, for a total cost of $73.8 million. The Company has approximately $575 million remaining under its authorization that extends through 2021.

Full Year 2018 Outlook

•
The Company currently anticipates reporting earnings per diluted share in the range of $3.02 to $3.20. The Company's earnings per diluted share guidance is not dependent upon additional share repurchases. The Company reported earnings per diluted share of $3.01 for the 53 weeks ended February 3, 2018.

•	Consolidated same store sales are currently expected to decline 3% to 4% on a 52-week to 52-week comparative basis, compared to a decline of 0.3% in 2017.

•
The Company expects to open 19 new DICK'S Sporting Goods stores and relocate four DICK'S Sporting Goods stores in 2018. The Company does not expect to open any new Field & Stream or Golf Galaxy stores in 2018.

•	The Company now anticipates net capital expenditures to be approximately $225 million. In 2017, net capital expenditures were $373 million.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include consolidated non-GAAP net income and non-GAAP earnings per diluted share, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including outlook for earnings and sales in 2018; anticipated store openings and store relocations; capital expenditures; and return of free cash flow to shareholders through dividends and share repurchases.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: changes in consumer discretionary spending; our eCommerce platform not producing the anticipated benefits within the expected time frame or at all; the streamlining of the Company’s vendor base and execution of the Company’s new merchandising strategy not producing the anticipated benefits within the expected time frame or at all; the amount that we devote to strategic investments and the timing and success of those investments; the integration of strategic acquisitions being more difficult, time-consuming, or costly than expected; negative reactions to our policies related to the sale of firearms and accessories; vendors continuing to sell or increasingly selling their products directly to customers or through broadened or alternative distribution channels;

inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; changes in consumer demand or shopping patterns and our ability to identify new trends and have the right trending products in our stores and on our website; changes in existing tax, labor and other laws and regulations, including those changing tax rates and imposing new taxes, surcharges, and tariffs; limitations on the availability of attractive retail store sites; omni-channel growth; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; website downtime, disruptions or other problems with our eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with our information systems; factors affecting our vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of our business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect our actual results, see our risk factors, which may be amended from time to time, set forth in our filings with the Securities and Exchange Commission ("SEC"), including our most recent Annual Report filed with the SEC on March 30, 2018 and our Quarterly Report filed with the SEC on May 31, 2018. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of August 4, 2018, the Company operated 729 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy and Field & Stream specialty stores, as well as DICK'S Team Sports HQ, an all-in-one youth sports digital platform offering a comprehensive range of services including technology solutions such as online registration and league management services, and mobile apps for scheduling, communications and live scorekeeping; team gear such as uniforms and equipment, fan wear, and access to donations and sponsorships. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. For more information, visit the Press Room or Investor Relations pages at dicks.com.

Contacts:
Investor Relations:
Steve West, Vice President of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	August 4, 2018		% of Sales	July 29, 2017		% of Sales

Net sales	$2,177,488		100.00%	$2,156,911		100.00%
Cost of goods sold, including occupancy and distribution costs	1,518,207	(1)	69.72	1,519,689	(1)	70.46

GROSS PROFIT	659,281		30.28	637,222		29.54

Selling, general and administrative expenses	495,325		22.75	470,267		21.80
Pre-opening expenses	1,429		0.07	7,765		0.36

INCOME FROM OPERATIONS	162,527		7.46	159,190		7.38

Interest expense	3,050		0.14	2,216		0.10
Other income	(2,187)		(0.10)	(14,470)		(0.67)

INCOME BEFORE INCOME TAXES	161,664		7.42	171,444		7.95

Provision for income taxes	42,267		1.94	59,059		2.74

NET INCOME	$119,397		5.48%	$112,385		5.21%

EARNINGS PER COMMON SHARE:
Basic	$1.21			$1.04
Diluted	$1.20			$1.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	98,716			108,175
Diluted	99,591			108,679

Cash dividend declared per share	$0.225			$0.170

(1) Cost of goods sold includes: the cost of merchandise (inclusive of vendor allowances, inventory shrinkage and inventory write-downs for the lower of cost and net realizable value); freight; distribution; shipping; and store occupancy costs. The Company defines merchandise margin as net sales less the cost of merchandise sold.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	August 4, 2018		% of Sales(1)	July 29, 2017		% of Sales(1)

Net sales	$4,087,207		100.00%	$3,982,164		100.00%
Cost of goods sold, including occupancy and distribution costs	2,867,557	(2)	70.16	2,803,076	(2)	70.39

GROSS PROFIT	1,219,650		29.84	1,179,088		29.61

Selling, general and administrative expenses	965,653		23.63	909,608		22.84
Pre-opening expenses	4,138		0.10	20,221		0.51

INCOME FROM OPERATIONS	249,859		6.11	249,259		6.26

Interest expense	5,706		0.14	3,480		0.09
Other income	(1,301)		(0.03)	(17,348)		(0.44)

INCOME BEFORE INCOME TAXES	245,454		6.01	263,127		6.61

Provision for income taxes	65,972		1.61	92,547		2.32

NET INCOME	$179,482		4.39%	$170,580		4.28%

EARNINGS PER COMMON SHARE:
Basic	$1.79			$1.56
Diluted	$1.78			$1.55

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	100,050			109,308
Diluted	100,872			110,043

Cash dividends declared per share	$0.45			$0.34

(1) Column does not add due to rounding

(2) Cost of goods sold includes: the cost of merchandise (inclusive of vendor allowances, inventory shrinkage and inventory write-downs for the lower of cost and net realizable value); freight; distribution; shipping; and store occupancy costs. The Company defines merchandise margin as net sales less the cost of merchandise sold.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	August 4, 2018	July 29, 2017	February 3, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$124,270	$131,615	$101,253
Accounts receivable, net	63,977	86,355	60,107
Income taxes receivable	3,578	11,401	4,433
Inventories, net	1,795,794	1,917,912	1,711,103
Prepaid expenses and other current assets	137,323	130,001	129,189
Total current assets	2,124,942	2,277,284	2,006,085

Property and equipment, net	1,611,532	1,611,834	1,677,340
Intangible assets, net	133,373	137,920	136,587
Goodwill	250,476	245,126	250,476
Other assets:
Deferred income taxes	10,894	11,129	13,639
Other	113,941	112,018	119,812
Total other assets	124,835	123,147	133,451
TOTAL ASSETS	$4,245,158	$4,395,311	$4,203,939

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$835,098	$968,396	$843,075
Accrued expenses	349,701	365,680	354,181
Deferred revenue and other liabilities	177,131	174,758	212,080
Income taxes payable	21,568	—	10,476
Current portion of other long-term debt and leasing obligations	5,233	666	5,202
Total current liabilities	1,388,731	1,509,500	1,425,014
LONG-TERM LIABILITIES:
Revolving credit borrowings	108,400	186,800	—
Other long-term debt and leasing obligations	57,424	4,343	60,084
Deferred income taxes	19,102	3,531	10,232
Deferred rent and other liabilities	740,275	769,877	767,108
Total long-term liabilities	925,201	964,551	837,424
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	732	825	783
Class B common stock	245	247	247
Additional paid-in capital	1,195,875	1,157,480	1,177,778
Retained earnings	2,359,024	2,087,318	2,205,651
Accumulated other comprehensive loss	(120)	(78)	(78)
Treasury stock, at cost	(1,624,530)	(1,324,532)	(1,442,880)
Total stockholders' equity	1,931,226	1,921,260	1,941,501
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,245,158	$4,395,311	$4,203,939

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	August 4, 2018	July 29, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$179,482	$170,580
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	120,059	109,085
Deferred income taxes	4,417	38,262
Stock-based compensation	22,106	16,029
Other non-cash items	466	361
Changes in assets and liabilities:
Accounts receivable	(7,315)	(7,748)
Inventories	(65,229)	(279,280)
Prepaid expenses and other assets	10,447	(12,986)
Accounts payable	62,357	245,909
Accrued expenses	9,556	(2,785)
Income taxes payable / receivable	11,947	(62,328)
Deferred construction allowances	13,146	63,889
Deferred revenue and other liabilities	(45,550)	(34,496)
Net cash provided by operating activities	315,889	244,492
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(96,515)	(235,713)
Deposits and purchases of other assets	—	(2,344)
Net cash used in investing activities	(96,515)	(238,057)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	1,162,800	1,748,700
Revolving credit repayments	(1,054,400)	(1,561,900)
Payments on other long-term debt and leasing obligations	(2,629)	(316)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	—	16,290
Minimum tax withholding requirements	(4,006)	(5,660)
Cash paid for treasury stock	(181,706)	(166,194)
Cash dividends paid to stockholders	(46,040)	(37,521)
Decrease in bank overdraft	(70,334)	(33,050)
Net cash used in financing activities	(196,315)	(39,651)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(42)	54
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23,017	(33,162)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	101,253	164,777
CASH AND CASH EQUIVALENTS, END OF PERIOD	$124,270	$131,615

Store Count and Square Footage

The stores that opened during the second quarter of 2018 are as follows:

Store	Market	Concept
West Long Branch, NJ	New Jersey North	DICK'S Sporting Goods
Gurnee, IL	Chicago	DICK'S Sporting Goods
McAllen, TX	McAllen	DICK'S Sporting Goods
Richmond, VA	Richmond	DICK'S Sporting Goods
Fort Collins, CO	Fort Collins	DICK'S Sporting Goods

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2018			Fiscal 2017
	DICK'S Sporting Goods(1)	Specialty Concept Stores(1)	Total	DICK'S Sporting Goods(1)	Specialty Concept Stores(1)	Total
Beginning stores	716	129	845	676	121	797
Q1 New stores	8	—	8	15	10	25
Q2 New stores	5	—	5	13	—	13
Closed stores	—	—	—	—	2	2
Ending stores	729	129	858	704	129	833

Relocated stores	3	—	3	2	—	2

Square Footage:
(in millions)

	DICK'S Sporting Goods(1)	Specialty Concept Stores(1)	Total(2)
Q1 2017	36.8	3.5	40.3
Q2 2017	37.4	3.5	40.9
Q3 2017	38.2	3.7	41.9
Q4 2017	38.0	3.7	41.7
Q1 2018	38.4	3.7	42.1
Q2 2018	38.7	3.7	42.3

(1)
Includes the Company's Golf Galaxy, Field & Stream and other specialty concept stores. In some markets we operate adjacent stores on the same property with a pass-through for customers. We refer to this format as a "combo store" and include combo store openings within both the DICK'S Sporting Goods and specialty concept store reconciliations, as applicable. As of August 4, 2018, the Company operated 20 combo stores.

(2)	Amount may not recalculate due to rounding.

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED
(Dollars in thousands, except per share amounts)

	13 Weeks Ended July 29, 2017

	Selling, general and administrative expenses	Other income	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$470,267	$(14,470)	$171,444	$112,385	$1.03
% of Net Sales	21.80%	(0.67)%	7.95%	5.21%
Corporate restructuring charge (1)	(7,077)	—	7,077	4,388
Contract termination payment (2)	—	12,000	(12,000)	(12,000)
Non-GAAP Basis	$463,190	$(2,470)	$166,521	$104,773	$0.96
% of Net Sales	21.47%	(0.11)%	7.72%	4.86%

(1)
Severance, other employee-related costs and asset write-downs related to corporate restructuring. The provision for income taxes was calculated at 38%, which approximated the Company's blended tax rate.

(2)	Contract termination payment. There was no related tax expense as the Company utilized net capital loss carryforwards that were previously subject to a valuation allowance.

	26 Weeks Ended July 29, 2017

	Selling, general and administrative expenses	Pre-opening expenses	Other income	Income before income taxes	Net income (4)	Earnings per diluted share
GAAP Basis	$909,608	$20,221	$(17,348)	$263,127	$170,580	$1.55
% of Net Sales	22.84%	0.51%	(0.44)%	6.61%	4.28%
Corporate restructuring charge (1)	(7,077)	—	—	7,077	4,388
TSA conversion costs (2)	—	(3,474)	—	3,474	2,154
Contract termination payment (3)	—	—	12,000	(12,000)	(12,000)
Non-GAAP Basis	$902,531	$16,747	$(5,348)	$261,678	$165,122	$1.50
% of Net Sales	22.66%	0.42%	(0.13)%	6.57%	4.15%

(1)	Severance, other employee-related costs and asset write-downs related to corporate restructuring.

(2)	Costs related to converting former TSA stores.

(3)	Contract termination payment. There was no related tax expense as the Company utilized net capital loss carryforwards that were previously subject to a valuation allowance.

(4)	The provision for income taxes for non-GAAP adjustments was calculated at 38%, which approximated the Company's blended tax rate, unless otherwise noted.

	53 Weeks Ended February 3, 2018

	Cost of goods sold	Selling, general and administrative expenses	Pre-opening expenses	Other income	Income before income taxes	Net income (8)	Earnings per diluted share
GAAP Basis	$6,101,412	$1,982,363	$29,123	$(31,810)	$501,337	$323,445	$3.01
% of Net Sales	71.03%	23.08%	0.34%	(0.37)%	5.84%	3.77%
Corporate restructuring charge (1)	—	(7,077)	—	—	7,077	4,388
TSA conversion costs (2)	—	—	(3,474)	—	3,474	2,154
Contract termination payment (3)	—	—	—	12,000	(12,000)	(12,000)
Sales tax refund (4)	—	—	—	8,104	(8,104)	(5,024)
Loyalty program enhancement costs (5)	(11,478)	—	—	—	11,478	7,231
Litigation contingency (6)	—	(6,592)	—	—	6,592	4,153
Tax Act impact (7)	—	—	—	—	—	(24)
Non-GAAP Basis	$6,089,934	$1,968,694	$25,649	$(11,706)	$509,854	$324,323	$3.01
% of Net Sales	70.89%	22.92%	0.30%	(0.14)%	5.94%	3.78%

(1)	Severance, other employee-related costs and asset write-downs related to corporate restructuring.

(2)	Costs related to converting former TSA stores.

(3)	Contract termination payment. There was no related tax expense as the Company utilized net capital loss carryforwards that were previously subject to a valuation allowance.

(4)	Multi-year sales tax refund.

(5)	Transition costs incurred to enhance the Company's Scorecard loyalty program.

(6)	Costs related to a litigation contingency.

(7)	Change to blended tax rate for adjustments recorded prior to enactment of the Tax Act.

(8)	The provision for income taxes for non-GAAP adjustments was calculated at the Company's approximate blended tax rate, unless otherwise noted.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	August 4, 2018	July 29, 2017
	(dollars in thousands)
Gross capital expenditures	$(96,515)	$(235,713)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	13,146	63,889
Construction allowance receipts	—	—
Net capital expenditures	$(83,369)	$(171,824)